As filed with the Securities and Exchange Commission on April 8, 2004

REGISTRATION No. 333-114084

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YAK COMMUNICATIONS INC.

(Name of small business issuer in its charter)

Florida	4813	98-0203422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Town Centre, Suite 610

Toronto, Ontario M1P 4X4

Canada

(416) 296-7111

(Address, including zip code, and telephone number, including area code, of registrant’s principal offices)

Charles Zwebner

President & Chief Executive Officer

55 Town Centre, Suite 610

Toronto, Ontario M1P 4X4

Canada

(416) 279-1370

(Name, address and telephone number of agent for service)

Copies of all communications to:

Dennis J. Olle, Esq.

Adorno & Yoss, P.A.

2601 South Bayshore Drive, Suite1600

Miami, Florida 33133

(305) 858-5555

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Explanatory Note

This Pre-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of including the signature of the Registrant’s Principal Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 8th day of April, 2004.

YAK COMMUNICATIONS INC.

By:	/s/ Charles Zwebner

Charles Zwebner President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Charles Zwebner CHARLES ZWEBNER	Chairman, President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer	April 8, 2004

* ANTHONY HELLER	Director	April 8, 2004

* JOSEPH GRUNWALD	Director	April 8, 2004

* ANTHONY GREENWOOD	Director	April 8, 2004

* ADRIAN GARBACZ	Director	April 8, 2004

By:	/s/ Charles Zwebner

As attorney-in-fact

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